Exhibit 99.1

Tornier Reports First Quarter 2015 Results

And Provides Updated 2015 Outlook

•	Upper extremity constant currency growth of 14.0% led by Aequalis Ascend® Flex™

•	Total extremities constant currency revenue growth of 9.2%

•	Adjusted gross margin increased by 220 basis points to 77.3%

AMSTERDAM, The Netherlands (May 5, 2015) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the first quarter ended March 29, 2015.

Revenue for the first quarter of 2015 was $88.1 million compared to first quarter 2014 revenue of $89.0 million, a decrease of 1.0% as reported and an increase of 6.2% in constant currency. Foreign currency exchange rates negatively impacted first quarter 2015 reported revenue by $6.5 million.

First quarter 2015 revenue of Tornier’s extremities product categories totaled $74.8 million compared to $72.0 million during the prior year period, an increase of 3.9% as reported and 9.2% in constant currency.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “Our first quarter results were consistent with our expectations. The strength of our upper extremities continues to lead our performance, driven by our competitively superior team of specialist sales representatives, innovative technologies and our deep new product pipeline. In our lower extremities business, we continued to execute on long-term sales education and training initiatives, which will position this team for improved productivity, but we experienced anticipated distraction from our previously announced merger with Wright Medical Group, Inc.. We continue to be committed to our transaction with Wright and look forward to a combined organization that can deliver accelerated revenue growth and profitability.”

Mr. Mowry continued, “In March, we received FDA clearance for the Simpliciti® Shoulder System, making Tornier the first-to-market in the United States with an ultra-short stem, bone sparing, total shoulder arthroplasty system. There was significant interest in Simpliciti at the recent American Academy of Orthopedic Surgeons annual meeting, particularly as a potential option for younger, more active patients that have not been good candidates for traditional systems. We look forward to initiating a limited user release this quarter and ramping up to a full market launch by the end of this year.”

The Company’s first quarter 2015 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $10.4 million, or 11.8% of reported revenue, compared to $9.5 million, or 10.7% of revenue, in the same quarter of the prior year.

First Quarter 2015 Revenue Highlights

Extremities

•	Revenue from the upper extremities joints and trauma category was $57.4 million, an increase of 14.0% in constant currency over the same quarter in 2014. This growth was led by the Aequalis Ascend family of shoulder joint replacement products, which continued to gain global surgeon acceptance.

•	Revenue from Tornier’s lower extremities joints and trauma category in the first quarter of 2015 reached $13.9 million, a decrease of 4.7% in constant currency. This reflects continued growth from the Company’s total ankle arthroplasty systems, offset by lower sales of core foot fixation products. As anticipated, distractions from the Company’s pending merger with Wright impacted results in all segments of the Company’s lower extremities business.

•	Revenue from the sports medicine and biologics product category was $3.5 million in the first quarter of 2015, a decrease of 3.9% in constant currency over the same quarter in 2014, reflecting a decline in the Company’s soft tissue anchor and biologics products.

Large Joints

Constant currency revenue from large joints and other products decreased 6.1% in the first quarter of 2015, reflecting anticipated deceleration in Europe and a challenging comparison to the prior year period, which benefitted from the launch of new minimally invasive hip instrumentation.

Geographic Revenue

On a geographic basis as compared to the first quarter of 2014, Tornier’s international revenue decreased 10.1% as reported and increased 6.5% in constant currency, representing 40% of reported global revenue. Revenue in the United States increased by 6.0% and represented 60% of reported global revenue.

Fiscal Year 2015 Outlook

The following guidance assumes Tornier continues to be a standalone business for the full year of 2015. This guidance does not include the effects from any product line divestitures nor revenue or cost synergies or dis-synergies from the proposed merger with Wright, but it does anticipate some impact from distraction related to the announcement of the pending merger, particularly in the lower extremities business.

•	The Company is increasing the bottom end of its full year constant currency guidance for extremities product categories revenue, with constant currency revenue now expected to be in the range of $304 to $312 million, representing growth in constant currency of 6.0% to 8.8% over last year. This growth is expected to be driven primarily by strength in upper extremities.

•	For the full year 2015, the Company is updating its reported and constant currency revenue guidance to reflect deceleration in the large joint business and changes in foreign currency exchange rates, which is now anticipated to have a negative impact of approximately $25 million dollars on full year reported revenue, as compared to the Company’s prior estimate of $21 million dollars. As a result, 2015 reported revenue is projected to be in the range of $334.0 to $344.0 million, representing a change of (3.2)% to (0.3)% over last year, and 2015 constant currency revenue is projected to be in the range of $359.0 to $369.0 million, representing a change in constant currency of 4.1% to 7.0% over last year.

•	The Company is updating its 2015 earnings per share guidance, with earnings per share expected to be in the range of a loss of $(0.60) to $(0.40) per share.

•	The Company expects 2015 adjusted EBITDA guidance to be in the range of $35 to $38 million, or 10.5% to 11.0% of reported revenue.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its first quarter results and its outlook for 2015. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing (877) 673-5355; outside the U.S., dial (760) 666-3805.

A telephone replay will be available for ten days following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 22980337. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “believe,” “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “could,” “continue,” “outlook,” “guidance,” “future, “look forward”, other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the full year 2015 and Tornier’s expectations for improved sales force productivity, accelerated revenue growth and profitability for the combined company post-merger and the timing of the commercial launch of Simpliciti. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, risks relating to Tornier’s proposed merger with Wright Medical Group, Inc., including the timing of the transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may delay the merger or result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; and other risks and uncertainties, including Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recently filed annual report on Form 10-K for the fiscal year ended December 28, 2014 and subsequent quarterly report on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™, and Simpliciti® are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	March 29, 2015	December 28, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$36,057	$27,940
Accounts receivable, net	73,823	63,583
Inventories	83,617	88,662
Deferred income taxes and other current assets	25,954	29,516

Total current assets	219,451	209,701

Instruments, net	58,824	62,888
Property, plant and equipment, net	42,385	44,662
Goodwill and intangibles, net	323,244	339,902
Deferred income taxes and other assets	1,626	1,422

Total assets	$645,530	$658,575

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$17,255	$7,394
Accounts payable	16,592	15,073
Accrued liabilities, deferred income taxes and other current liabilities	60,445	61,994

Total current liabilities	94,292	84,461

Long-term debt	77,286	68,105
Deferred income taxes and other long-term liabilities	24,854	27,119

Total liabilities	196,432	179,685

Shareholders’ equity	449,098	478,890

Total liabilities and shareholders’ equity	$645,530	$658,575

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended
	(unaudited)
	March 29, 2015	March 30, 2014
Revenue	$88,092	$89,025
Cost of goods sold	19,984	22,202
Cost of goods sold - acquisition related	—	262

Gross profit	68,108	66,561
	77.3%	74.8%
Operating expenses
Selling, general and administrative	60,088	58,848
Research and development	5,938	5,722
Amortization of intangible assets	4,028	4,334
Special charges	1,737	2,686

Total operating expenses	71,791	71,590

Operating loss	(3,683)	(5,029)

Other income (expense)
Interest income	3	68
Interest expense	(1,297)	(1,349)
Foreign currency transaction gain	333	171
Other non-operating income	61	2

Loss before income taxes	(4,583)	(6,137)
Income tax (benefit) expense	(533)	900

Consolidated net loss	$(5,116)	$(5,237)

Net loss per share
Basic and diluted	$(0.10)	$(0.11)

Weighted average ordinary shares outstanding
Basic and diluted	48,989	48,524

Tornier N.V.

Consolidated Condensed Statements of Cash Flow

(in thousands)

	Three months ended
	(unaudited)
	March 29, 2015	March 30, 2014
Cash flows from operating activities
Consolidated net loss	$(5,116)	$(5,237)

Adjustments to reconcile consolidated net loss to net cash (used in) provided by operating activities
Depreciation and amortization	10,227	9,823
Non-cash foreign currency gain	(357)	(171)
Deferred income taxes	(2,010)	(1,171)
Share-based compensation	2,118	1,780
Non-cash interest expense and discount amortization	210	213
Inventory obsolescence	2,000	3,186
Fair value adjustment of contingent consideration liability	769	—
Inventory step-up from acquisition	—	262
Other non-cash items affecting earnings	548	82

Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(12,754)	(4,504)
Inventories	(3,832)	(7,432)
Accounts payable and accruals	4,714	7,610
Other current assets and liabilities	400	(278)
Other non-current assets and liabilities	246	(796)

Net cash (used in) provided by operating activities	(2,837)	3,367

Cash flows from investing activities
Acquisition-related cash payments	—	(2,000)
Additions of instruments	(4,678)	(6,800)
Purchases of property, plant and equipment	(2,411)	(1,764)

Net cash used in investing activities	(7,089)	(10,564)

Cash flows from financing activities
Borrowing under line of credit	10,000	—
Proceeds from issuance of long-term debt	10,063	—
Repayments of long-term debt	(315)	(374)
Contingent consideration payments	(800)	—
Deferred financing costs	(114)	—
Issuance of ordinary shares	292	351

Net cash provided by (used in) financing activities	19,126	(23)

Effect of currency exchange rates on cash and cash equivalents	(1,083)	(151)

Increase (decrease) in cash and cash equivalents	8,117	(7,371)

Cash and cash equivalents at beginning of period	27,940	56,784

Cash and cash equivalents at end of period	$36,057	$49,413

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three months ended
	(unaudited)
	March 29, 2015	March 30, 2014	Percent change
Revenue by product category
Upper extremity joints and trauma	$57,377	$53,055	8.1%
Lower extremity joints and trauma	13,934	15,073	-7.6%
Sports medicine and biologics	3,477	3,887	-10.5%

Total extremities	74,788	72,015	3.9%
Large joints and other	13,304	17,010	-21.8%

Total	$88,092	$89,025	-1.0%

Revenue by geography
United States	$52,970	$49,965	6.0%
International	35,122	39,060	-10.1%

Total	$88,092	$89,025	-1.0%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended
	(unaudited)
	March 29, 2015			March 30, 2014
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$57,377	$3,132	$60,509	$53,055	14.0%
Lower extremity joints and trauma	13,934	431	14,365	15,073	-4.7%
Sports medicine and biologics	3,477	259	3,736	3,887	-3.9%

Total extremities	74,788	3,822	78,610	72,015	9.2%
Large joints and other	13,304	2,671	15,975	17,010	-6.1%

Total	$88,092	$6,493	$94,585	$89,025	6.2%

Revenue by geography
United States	$52,970	$—	$52,970	$49,965	6.0%
International	35,122	6,493	41,615	39,060	6.5%

Total	$88,092	$6,493	$94,585	$89,025	6.2%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three months ended
	(unaudited)
	March 29, 2015	March 30, 2014
Revenue, as reported	$88,092	$89,025

Net loss, as reported	$(5,116)	$(5,237)

Interest income	(3)	(68)
Interest expense	1,297	1,349
Income tax expense (benefit)	533	(900)
Depreciation	6,199	5,489
Amortization	4,028	4,334

Subtotal Non-GAAP EBITDA	6,938	4,967

Other non-operating income	(61)	(2)
Foreign currency transaction loss	(333)	(171)
Share-based compensation	2,118	1,780
Inventory step-up from acquisition	—	262
Special charges:
Acquisition, integration and distribution transition costs	924	1,913
Instrument use tax refund	(2,000)	—
Restructuring charges	—	448
Proposed merger-related costs	2,813	—
Other	—	325

Non-GAAP adjusted EBITDA	$10,399	$9,522

Non-GAAP adjusted EBITDA margin	11.8%	10.7%

Tornier N.V.

Reconciliation of Net Loss and Net Loss per Share

to Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss per Share

(in thousands)

	Three months ended
	(unaudited)
	March 29, 2015	March 30, 2014
Net loss, as reported	$(5,116)	$(5,237)

Inventory step-up from acquisition, net of tax	—	250
Special charges, net of tax:
Acquisition, integration and distribution transition costs	924	1,913
Instrument use tax refund	(2,000)	—
Restructuring charges	—	448
Proposed merger-related costs	2,811	—
Other	—	325

Non-GAAP adjusted net loss	(3,381)	(2,301)

Net loss per share, as reported
Basic and diluted	$(0.10)	$(0.11)

Inventory step-up from acquisition, net of tax	—	0.01
Special charges, net of tax:	—	—
Acquisition, integration and distribution transition costs	0.02	0.03
Instrument use tax refund	(0.05)	—
Restructuring charges	—	0.01
Proposed merger-related costs	0.06	—
Other	—	0.01

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.07)	$(0.05)

Weighted average ordinary shares outstanding
Basic and diluted	48,989	48,524

Tornier N.V.

Reconciliation of Net Cash (Used in) Provided by Operating Activities

to Non-GAAP Adjusted Free Cash Flow

(in thousands)

	Three months ended
	(unaudited)
	March 29, 2015	March 30, 2014

Net cash (used in) provided by operating activities, as reported	$(2,837)	$3,367

Adjusted for:
Additions of instruments, as reported	(4,678)	(6,800)
Purchases of property, plant and equipment, as reported	(2,411)	(1,764)

Non-GAAP adjusted free cash flow	$(9,926)	$(5,197)

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three months ended
	(unaudited)
	March 29, 2015	March 30, 2014

Revenue, as reported	$88,092	$89,025

Gross margin, as reported	$68,108	$66,561
Gross margin %, as reported	77.3%	74.8%

Adjusted for:
Inventory step-up due to acquisition	—	262

Non-GAAP adjusted gross margin	68,108	66,823

Non-GAAP adjusted gross margin %	77.3%	75.1%

Tornier N.V.

Reconciliation of Operating Expenses and Operating Expenses as a % of Revenue to

Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Expenses as a % of Revenue

	Three Months Ended
	(unaudited)
	March 29, 2015	March 30, 2014

Revenue, as reported	$88,092	$89,025

Operating expenses, as reported	71,791	71,590
Operating expenses as a percentage of revenue, as reported	81.5%	80.4%

Adjusted for:
Amortization of intangible assets	(4,028)	(4,334)
Special charges	(1,737)	(2,686)

Total adjustments	(5,765)	(7,020)

Non-GAAP adjusted operating expenses	$66,026	$64,570

Non-GAAP adjusted operating expenses as a percentage of revenue	75.0%	72.5%

Tornier N.V.

Reconciliation of Projected 2015 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Year ended
	(unaudited)
	December 27, 2015
	Low	High

Revenue	$334.0	$344.0
Operating loss	$(21.3)	$(13.1)

Adjusted for:
Depreciation and amortization expense	41.0	38.8
Share-based compensation	10.2	8.7
Special charges	5.1	3.6

Total adjustments	$56.3	$51.1

Non-GAAP adjusted EBITDA	$35.0	$38.0

Non-GAAP adjusted EBITDA margin	10.5%	11.0%

Tornier believes the non-GAAP financial measures presented above provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, Tornier has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Wright and Tornier that also constitutes a preliminary prospectus of Tornier. The registration statement is not complete and will be further amended. Once finalized, Wright and Tornier will make the final definitive joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the final definitive joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie D. Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s respective shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K/A for the fiscal year ended December 31, 2014, which was filed with the SEC on April 30, 2015. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 28, 2014, which was filed with the SEC on February 24, 2015, and its preliminary proxy statement for its 2015 annual general meeting of shareholders, which was filed with the SEC on April 28, 2015. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com